EXHIBIT 16


Deloitte & Touche LLP

(logo)         Two Prudential Plaza           Telephone: (312)946-3000
               180 North Stetson Avenue       Facsimile: (312)946-2600
               Chicago, Illinois  60601-6779




May 21, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) and 4(b) of Form 8-K/A of Norwest Financial, Inc. dated March 5, 1999.

Yours truly,


\S\  Deloitte & Touche LLP
     Chicago, Illinois


















Deloitte Touche
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